Exhibit 10.1

SEVENTH AMENDMENT TO CONSOLIDATED PROMISSORY NOTE

THIS SEVENTH AMENDMENT TO CONSOLIDATED PROMISSORY NOTE (the “Seventh Amendment”) is made and entered into as of the 12th day of November 2014 by Discovery Energy Corp. a Nevada corporation f/k/a “Santos Resource Corp.” (herein called “Maker”), and Liberty Petroleum Corporation, an Arizona corporation (herein called “Payee”).

RECITALS:

WHEREAS, Maker executed in favor of Payee a Promissory Note (the “Note”) dated September 26, 2013 for a principal amount of $542,294; and

WHEREAS, pursuant to the First Amendment on the Note, the principal amount was to become due and payable on the 10th day of January 2014; and

WHEREAS, pursuant to the Second Amendment on the Note, the principal amount is to become due and payable on the 10th day of March 2014; and

WHEREAS, pursuant to the Third Amendment on the Note, the principal amount is to become due and payable on the 12th day of May 2014; and

WHEREAS, pursuant to the Fourth Amendment on the Note, the principal amount is to become due and payable on the 11th day of July 2014; and

WHEREAS, pursuant to the Fifth Amendment on the Note, the principal amount is to become due and payable on the 12th day of September 2014; and

WHEREAS, pursuant to the Sixth Amendment on the Note, the principal amount is to become due and payable on the 12th day of November 2014; and

WHEREAS, Maker wishes to receive an extension of the Note, and the Payee is willing to so extend the Note; and

WHEREAS, the parties hereto desire to amend the Note upon the terms, provisions and conditions set forth herein;

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises herein, the parties hereto hereby agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such term in the Note):

1.	Amendment to the Note. In consideration of the mutual promises herein, the Note shall be amended so that all outstanding principal of this Note ($542,294.00) and interest that has heretofore accrued or hereafter accrues, on such Note shall become due and payable in a single balloon payment on the 12th day of January 2015, notwithstanding anything else provided for in the Note. If pre-payments totaling TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000) are made prior to January 12, 2015, then the remaining principal balance of this Note with all accrued but unpaid interest thereon shall then be due and payable in full on or before March 3, 2015.

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2.	Miscellaneous. Except as otherwise expressly provided herein, the Note is not amended, modified or affected by this Sith Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Note are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this Seventh Amendment becomes effective, the terms, “Note,” “herein,” “hereunder” and terms of like import, when used herein or in the Note shall, except where the context otherwise requires, refer to the Note, as amended by this Seventh Amendment. This Seventh Amendment may be executed in counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. This Seventh Amendment shall be deemed fully executed and delivered when duly signed by the signatories and delivered via “PDF” or facsimile transmission.

IN WHITNESS WHEREOF, the undersigned have set their hands hereunto as the first date written above.

DISCOVERY ENERGY CORP.,	LIBERTY PETROLEUM CORPORATION,
a Nevada corporation	an Arizona corporations

By: /s/ Keith J. McKenzie	By: /s/ Lane Franks
Keith J. McKenzie,	Lane Franks,
Chief Executive Officer	President

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